Exhibit 99.1

Northwest	t (240) 497-9024	www.nwbio.com
Biotherapeutics, Inc.	f (240) 627-4121	NASDAQ: NWBO

4800 Montgomery Lane
Suite 800
Bethesda, MD 20814

For Immediate Release

Media Contacts:

Les Goldman 202-841-7909	Beverly Jedynak 312-943-1123
lgoldman@nwbio.com	bjedynak@janispr.com

NORTHWEST BIOTHERAPEUTICS COMPLETES

PUBLIC OFFERING OF COMMON STOCK AND WARRANTS;

UNDERWRITER EXERCISES FULL OVER-ALLOTMENT

BETHESDA, Md., November 25, 2013 - Northwest Biotherapeutics, Inc. (NASDAQ: NWBO), a biotechnology company developing DCVax® personalized immune therapies for solid tumor cancers, has completed an underwritten public offering of 4,895,834 units at a public offering price of $4.80 per unit, resulting in gross proceeds of $23,500,000. Northwest also announced today that the underwriter has exercised in full its option to purchase an additional 734,374 units to cover over-allotments. Exercise of the over-allotment option increases the gross proceeds to the Company to $27,025,000.

Each unit consists of one share of common stock, and a warrant to purchase 0.5 shares of common stock at an exercise price of $6.00 per share. The warrants are immediately exercisable and expire on the fifth anniversary of the date of issuance. The shares of common stock and warrants are immediately separable and will be issued separately.

Oppenheimer & Co. Inc. served as the sole book-running manager for the offering.

The securities described were offered pursuant to a shelf registration statement (File No. 333-185898), which was declared effective by the United States Securities and Exchange Commission ("SEC") on February 5, 2013.  A prospectus supplement and an accompanying prospectus relating to the offering was filed with the SEC. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the offering may be obtained from Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8563, or by email at EquityProspectus@opco.com, or by accessing the SEC’s website at www.sec.gov.

About Northwest Biotherapeutics

Northwest Biotherapeutics is a biotechnology company focused on developing immunotherapy products to treat cancers more effectively than current treatments, without toxicities of the kind associated with chemotherapies, and on a cost-effective basis, in both the United States and Europe.

Disclaimer

Statements made in this news release that are not historical facts, including statements concerning future treatment of patients using DCVax and future clinical trials, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “believe,” “intend,” "plan," "continue," "may," "will," "anticipate," and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, including risks related to the Company’s use of the offering proceeds, the Company’s ability to raise additional capital, risks related to the Company’s ability to enroll patients in its clinical trials and complete the trials on a timely basis, the uncertainty of the clinical trials process, uncertainties about the timely performance of third parties, and whether the Company’s products will demonstrate safety and efficacy. Additional information on these and other factors, including Risk Factors, which could affect the Company’s results, is included in its Securities and Exchange Commission (“SEC”) filings. Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. You should not place undue reliance on any forward-looking statements. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.